UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2010

HENIX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52747	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#41 Huancheng Road, Xinjian Township Jinyun County, Zhejiang, P.R. China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011 86 578 388 1262

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 16, 2010, Henix Resources, Inc. (the “Company”), filed articles of merger with the Nevada Secretary of State to change the Company’s name to China Forest Energy Corp., to be effected by way of a merger with its wholly-owned subsidiary which was created solely for the name change. The Company anticipates that these changes will take effect with the State of Nevada and the OTC Bulletin Board on December 28, 2010, subject to a review by the Financial Industry Regulatory Authority (“FINRA”). The articles of merger are attached to this Current Report as Exhibit 3.1

Also on December 16, 2010, the Company filed a certificate of change with the Nevada Secretary of State to give effect to a forward split of the Company’s authorized and issued and outstanding shares of common stock on a nine (9) new for one (1) old basis. The filing is expected to become effective on December 28, 2010, subject to a review by FINRA. The certificate of change is also attached to this Current Report as Exhibit 3.2. No fractional shares will be issued and all fractional shares resulting from the forward stock split will be rounded up.

Upon effect of the forward stock split, the authorized capital will be increased from 100,000,000 to 900,000,000 shares of common stock and, correspondingly, the issued and outstanding will be increased from 2,009,000 to 18,081,000 shares of common stock, all with a par value of $0.00001. The Company’s preferred stock will remain unchanged.

Once these corporate changes are processed with FINRA, the Company will announce the effectiveness of these changes by filing a Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on December 16, 2010.

3.2	Certificate of Change filed with the Nevada Secretary of State on December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENIX RESOURCES, INC.

/s/ Yongfu Zhu
Yongfu Zhu
President and Director

Date: December 23, 2010